Exhibit 99.1
Press Release
Craftmade International, Inc.
November 12, 2008

FOR IMMEDIATE RELEASE

For Further Information:
C. Brett Burford	Hala Elsherbini
Chief Financial Officer	Halliburton Investor Relations
(972) 393-3800	(972) 458-8000
investorrelations@craftmade.com	hala@halliburtonir.com
Craftmade International Announces Net Sales and Earnings Results
For Its Fiscal 2009 First Quarter
COPPELL, TEXAS, November 12, 2008 – Craftmade International, Inc. (Nasdaq: CRFT) today reported the following results for its fiscal 2009 first quarter ended September 30, 2008:
First Quarter 2009 Consolidated Results
Net loss for the current quarter was $129,000, compared to net income of $618,000 for the first quarter of the 2008 fiscal year. On a fully diluted basis, the net loss per share was $0.02 for the 2009 first quarter, compared to a net income per share of $0.12 reported in the year-ago quarter. Weighted average diluted shares outstanding for the current fiscal year were 5,705,000, versus 5,206,000 for the same period last year.
Net sales for the quarter increased $7,427,000, or 32.6%, to $30,165,000, compared to $22,738,000 reported in the first quarter of the last fiscal year. This increase was due to the acquisition of Woodard, partially offset by declines in ceiling fans, lighting and accessories sales.
“The decline in the housing market and in the overall economy continues to impact demand for our products,” commented J. Marcus Scrudder, Craftmade’s Chief Executive Officer. “During this quarter, we also experienced the effects of Woodard’s extreme seasonality impacting our quarterly profits. However, despite this challenging market, we continue to aggressively execute our strategic plan. Our traditional fan and lighting business remains resilient, and we continue to see both growth and cost saving opportunities with the integration of Woodard. We expect to more fully realize the cost savings from integrating Woodard in the third and fourth quarters of fiscal 2009. The acquisition of Woodard has significantly broadened the Company’s offerings to include outdoor patio furniture, opened new channels and outlets for existing Craftmade products and created avenues for cross selling both existing and new products. Additionally, we continue to invest in future growth through the introduction of innovative and distinctive products that reflect emerging consumer trends across our lighting, ceiling fan and outdoor living lines.”

Press Release
Craftmade International, Inc.
November 12, 2008

Gross Profit; Selling, General and Administrative (“SG&A”) Expense and Interest Expense
Gross profit of the Company as a percentage of net sales was 28.1% for the quarter ended September 30, 2008, compared to 33.0% for the quarter ended September 30, 2007, a decline of 4.9%. This was primarily due to increased sales of Woodard products that carry a lower gross margin than traditional Craftmade products.
Total SG&A expenses of the Company increased $2,356,000 to $7,897,000 for the quarter ended September 30, 2008, compared to $5,541,000, for the prior year. The increase was primarily due to the acquisition of Woodard.
Interest expense increased by $37,000 to $359,000 for the quarter, compared to $322,000 for the first quarter of 2008.
Minority interest expense decreased $337,000 to $161,000 for the fiscal year ended June 30, 2008, compared to $498,000 for the same period in the previous fiscal year. The decrease in minority interest resulted from lower profits at Design Trends as a result of a decline in net sales.
On a fully diluted basis, the net loss per share of $0.02 for the 2009 first quarter compares to a proforma gain per fully diluted share of $0.03 for the 2008 first quarter, calculated as if the Woodard acquisition had occurred at the beginning of fiscal 2008.
Fiscal 2009 First Quarter Segment Results
Net sales of the Specialty segment increased $6,188,000, or 43%, to $20,471,000, compared to $14,283,000 reported in the same quarter last year. This increase was primarily due to increased sales from the Woodard acquisition of $8,112,000 partially offset by a decrease of $1,924,000, or 13.5%, of ceiling fan and lighting sales.
Net sales of the Mass segment increased $1,239,000, or 14.7%, to $9,694,000, compared to $8,455,000 reported in the same quarter last year. Additional sales from the Woodard acquisition were $2,335,000, which was partially offset by a decrease of $1,096,000, or 13.0%, of lighting and accessories sales.
“Management continues to focus on long-term growth, while managing through an unprecedented economic down cycle. With the Woodard acquisition we have established a new manufacturing presence and created new opportunities to manufacture and sell our diverse product lines. The integration of Woodard is on track with our expectations, and we expect considerable efficiencies which we will more fully realize during the second half of the 2009 fiscal year. We continue to implement cross-selling initiatives between our newly acquired and traditional lines, and across all of our sales channels. It is our belief that Craftmade’s broad product line and commitment to product development has positioned us well to navigate through this tough environment. We are committed to continuing to build a strong Company that has a diversified product offering and delivers unmatched customer service, resulting in long-term shareholder value,” concluded Mr. Scrudder.

Press Release
Craftmade International, Inc.
November 12, 2008

Conference Call
A conference call to discuss the Company’s results for the quarter ended September 30, 2008 is scheduled for today at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Interested participants should dial (800) 813-6062 a few minutes before the start time and reference confirmation code 23182709. Additionally, a replay of the earnings conference call will be available after the completion of the call through November 19, 2008, and can be accessed by dialing (888) 843-8996 and referencing confirmation code 23182709. A webcast of the conference call can also be accessed by visiting the Company’s website at www.craftmade.com.
Founded in 1985, Craftmade International, Inc. is engaged in the design, manufacturing, distribution and marketing of a broad range of home décor products, including proprietary ceiling fans, lighting products and outdoor furniture. The Company distributes its premium products through a network of independent showrooms and mass retail customers through its headquarters and distribution facility in Coppell, Texas and manufacturing plant in Owosso, Michigan. More information about Craftmade International, Inc. can be found at www.craftmade.com.
Various statements in this Press Release or incorporated by reference herein, in future filings with the SEC, in press releases, and in oral statements made by or with the approval of authorized personnel constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and are indicated by words or phrases such as “may,” “will,” “should,” “could,” “might,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “forecasts,” “intends,” “potential,” “continue,” and similar words or phrases and involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed in or implied by such forward-looking statements. These forward-looking statements include statements or predictions regarding among other items: revenues and profits; gross margin; customer concentration; customer buying patterns; sales and marketing expenses; general and administrative expenses; pricing and cost reduction activities; income tax provision and effective tax rate; realization of deferred tax assets; liquidity and sufficiency of existing cash, cash equivalents, and investments for near-term requirements; purchase commitments; product development and transitions; competition and competing technology; outcomes of pending or threatened litigation; and financial condition and results of operations as a result of recent accounting pronouncements. These forward-looking statements are based largely on expectations and judgments and are subject to a number of risks and uncertainties, many of which are beyond our control. Significant factors that cause our actual results to differ materially from our expectations are described in our Form 10-K under the heading of “Risk Factors.” We undertake no obligation to publicly update or revise these Risk Factors or any forward-looking statements, whether as a result of new information, future events or otherwise.

Press Release
Craftmade International, Inc.
November 12, 2008

CRAFTMADE INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	Three Months Ended
	September 30,	September 30,
	2008	2007
Net sales	$30,165	$22,738
Cost of goods sold	(21,695)	(15,228)

Gross profit	8,470	7,510

Gross profit as a percentage of net sales	28.1%	33.0%
Selling, general and administrative expenses	(7,897)	(5,541)
Depreciation and amortization	(238)	(205)

Total operating expenses	(8,135)	(5,746)

Income from operations	335	1,764
Interest expense, net	(359)	(322)
Other Income	5	—

Income (loss) before income taxes and minority interest	(19)	1,442
Income tax (expense) / benefit	51	(326)

Income before minority interest	32	1,116
Minority interest	(161)	(498)

Net income (loss)	$(129)	$618

Weighted average common shares outstanding:
Basic	5,705	5,205
Diluted	5,705	5,206

Basic earnings per common share	$(0.02)	$0.12

Diluted earnings per common share	$(0.02)	$0.12

Cash dividends declared per common share	$—	$0.12

Press Release
Craftmade International, Inc.
November 12, 2008

CRAFTMADE INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	June 30,
	2008	2008
	(Unaudited)
ASSETS
Current assets
Cash	$478	$1,269
Accounts receivable, net	23,196	23,644
Inventories, net	25,377	22,420
Income taxes receivable	1,496	1,485
Deferred income taxes	1,228	1,332
Prepaid expenses and other current assets	2,562	2,574

Total current assets	54,337	52,724

Property and equipment, net	11,622	11,060
Goodwill	14,548	14,419
Other intangibles, net	1,249	1,300
Other assets	2,448	2,457

Total non-current assets	29,867	29,236

Total assets	$84,204	$81,960

LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities
Book overdrafts	$17	$182
Accounts payable	9,097	8,411
Other accrued expenses	2,969	3,329
Current portion of long-term obligations	515	507

Total current liabilities	12,598	12,429

Non-current liabilities
Long-term obligations	29,771	27,759
Deferred income taxes	1,117	1,117

Total non-current liabilities	30,888	28,876

Total liabilities	43,486	41,305

Minority interest	3,723	3,562

Stockholders’ equity
Preferred stock, $1.00 par value, 2,000,000 shares authorized; nil shares issued	—	—
Common stock, $0.01 par value, 15,000,000 shares authorized; 10,204,420 shares issued	102	102
Additional paid-in capital	22,246	22,215
Retained earnings	52,773	52,902
Less: treasury stock, 4,499,920 common shares at cost	(38,126)	(38,126)

Total stockholders’ equity	36,995	37,093

Total liabilities, minority interest and stockholders’ equity	$84,204	$81,960